Exhibit 10.7.1
FIRST AMENDMENT TO THE
SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT
FOR
JOSEPH F. JEAMEL, JR.
     THIS FIRST AMENDMENT to the Supplemental Executive Retirement Agreement by and between Rockville Bank and Joseph F. Jeamel, Jr. (the “Executive”) dated January 27, 2004 (the “Agreement”) shall become effective as of December 31, 2007.
     WHEREAS, Rockville Bank and the Executive entered into the Agreement on January 27, 2004; and
     WHEREAS, Rockville Bank, Rockville Financial, Inc. (collectively, the “Employer”) and the Executive desire to amend the Agreement to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), effective December 31, 2007 and in certain other respects.
     NOW, THEREFORE, in consideration of the foregoing, the Employer and the Executive hereby agree as follows:
1.	Section 1.A. of the Agreement is amended to read in its entirety as follows:

“A. Retirement Benefit. The Executive shall be entitled to receive pursuant to this Agreement an annual benefit of Twenty-Seven Thousand Six Hundred Thirty-Six Dollars ($27,636) payable for twenty (20) years commencing on April 1, 2008 and payable on the first day of April each year thereafter through April 1, 2027.”

2.	Section 1.B. of the Agreement is amended to read in its entirety as follows:

“B. Death Benefit. In the event of the Executive’s death while in the employ of the Employer, the Executive’s beneficiary designated on Exhibit A attached hereto in accordance with the provisions of this Section 1.B. (the “Beneficiary”) shall be entitled to receive the Retirement Benefit that would otherwise have been provided to the Executive pursuant to Section 1.A. above, payable at the same time and in the same form as such Retirement Benefit would have been paid to the Executive had he lived. In the event of the death of the Executive after the commencement of payment of the Retirement Benefit provided pursuant to Section 1.A. above, payment shall continue to be made to the Executive’s Beneficiary in the same form and at the same time as such Retirement Benefit would have been paid to the Executive had he lived in an amount equal to one hundred percent (100%) of the annual benefit that the Executive was receiving at the time of death until such annual benefit shall have been paid to the Executive and his Beneficiary for a total period of twenty (20) years. The Executive shall have the right, at any time, to designate Beneficiary(ies) (both primary as well as contingent) to receive the death benefit payable under this Section 1.B.. The Beneficiary designated under this Agreement may be the same as or different from the beneficiary designated under any other plan of or agreement with the Employer. The Executive shall designate his Beneficiary by completing and signing the beneficiary designation form attached hereto as Exhibit A and returning it to the Senior Vice President, Human Resources for the Employer. The Executive shall have the right to change his Beneficiary by completing, signing and otherwise complying with the terms of the beneficiary designation form attached hereto as Exhibit A. Upon the acceptance by the Senior Vice President, Human Resources of the Employer of a new beneficiary designation form, all Beneficiary designations previously filed shall be canceled. The Employer shall be entitled to rely on the last beneficiary designation form filed by the Executive and accepted by the Senior Vice President, Human Resources of the Employer prior to the Executive’s death. In the event of the death of the Executive without a designated Beneficiary, any benefits remaining to be paid under this Agreement to the Executive shall be paid to the Executive’s estate.”

3.	Section 2. of the Agreement is deleted in its entirety.

4.	Section 3. of the Agreement is amended to read in its entirety as follows:
“3. FORFEITURE UPON TERMINATION FOR CAUSE. Anything in this Agreement to the contrary notwithstanding, if the Executive’s employment is terminated for “Cause” prior to a “Change in Control”, as such terms are defined in the Executive’s Employment Agreement with the Employer, the annual benefit payable in accordance with Section 1. A. or Section 1.B. hereof shall be forfeited. If the Executive or his Beneficiary has received any annual installments of the benefit payable in accordance with Section 1. A. or Section 1.B. hereof and it is subsequently determined that the Executive was terminated for Cause prior to a Change in Control, then the installments previously paid shall be returned by the Executive or his Beneficiary, as the case may be, to the Employer, and no further installments shall be payable under this Agreement. The provisions of this Section 3 shall not apply in the event that the Executive’s employment is terminated for Cause in connection with a Change in Control, in which case the Executive’s benefit shall be payable as otherwise provided in this Agreement.”

5.	Section 5. of the Agreement is amended to read in its entirety as follows:
“5. MISCELLANEOUS.
A. This Agreement may be amended at any time by mutual written agreement of the parties hereto, but no amendment shall operate to give the Executive, either directly or indirectly, any interest whatsoever in any funds or assets of the Employer, except the right to receive the payments herein provided. Notwithstanding the foregoing, no such amendment shall cause any payment that the Executive or his Beneficiary is entitled to receive under this Agreement to become subject to an income tax penalty under Section 409A of the Code.
B. This Agreement shall not supersede any contract of employment, whether oral or in writing, between the Employer and the Executive, nor shall it affect or impair the rights and obligations of the Employer and the Executive, respectively, thereunder. Nothing contained herein shall impose any obligation on the Employer to continue the employment of the Executive.
C. This Agreement shall be governed by and interpreted under the laws of the State of Connecticut without giving effect to any conflict of laws provisions. Anything in this Agreement to the contrary notwithstanding, the terms hereof shall be interpreted and applied in a manner consistent with the requirements of Section 409A of the Code and the Treasury Regulations thereunder and the Employer shall have no right to make any payment hereunder except to the extent permitted under Section 409A of the Code. The Employer shall have no obligation, however, to reimburse the Executive for any tax penalty or interest payable or provide a gross-up payment in connection with any tax liability the Executive may incur under Section 409A of the Code except that this provision shall not apply in the event of the Employer’s negligence or willful disregard in interpreting the application of Section 409A of the Code to the terms of this Agreement which negligence or willful disregard causes the Executive to become subject to a tax penalty or interest payable under Section 409A of the Code, in which case the Employer will reimburse the Executive on an after-tax basis for any such tax penalty or interest not later than the last day of the taxable year next following the taxable year in which the Executive remits the applicable taxes and interest. The amount of reimbursement during any one taxable year shall not affect the amount eligible for reimbursement in any other taxable year and any right to reimbursement shall not be subject to liquidation or exchange for another benefit.
D. This Agreement shall be binding upon the successors of the Employer. The Employer shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Employer to expressly assume and agree to perform the obligations of the Employer under this Agreement in the same manner and to the same extent that the Employer would have been required to perform such obligations if no such succession had taken place and such assumption shall be an express condition to the consummation of any such purchase, merger, consolidation or other transaction.
E. The Employer shall be responsible for the administration of this Agreement and shall have the sole discretion to determine all questions arising in connection with the Agreement, to interpret the provisions of the Agreement and to construe all of its terms. All such actions of the Employer shall be conclusive and binding upon the Executive, his Beneficiary and other persons. Claims for benefits under this Agreement shall be decided in accordance with the claims procedures provisions set forth in the Employer’s 401(k) Plan, which are incorporated herein by this reference.
F. The Employer may withhold from any benefit payable under this Agreement an amount sufficient to satisfy its tax withholding obligations.”
IN WITNESS WHEREOF, the Employer and the Executive have executed this First Amendment as of the day and year first above written.

ROCKVILLE BANK

By

Its

ROCKVILLE FINANCIAL, Inc.

By

Its

Joseph F. Jeamel Jr.

EXHIBIT A
BENEFICIARY DESIGNATION
Subject to the conditions and provisions of the Agreement and subject to the right reserved therein to change the Beneficiary, the Beneficiary designation with respect to the Death Benefit which may become payable under the Agreement shall be as follows:

Primary:
Name

Address

First Contingent:

Name

Address

Second Contingent:

Name

Address
If, however, no Beneficiary hereinbefore designated is living at my death, any Death Benefit which may become payable under the Agreement shall be payable to the executor or administrator of my estate.

Signed at

	(City and State)	(Date)

Joseph F. Jeamel Jr.		(Signature of Witness)
Print Name:

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